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                                                                   Exhibit 10.15

                              TERMINATION AGREEMENT


Made this 3rd day of March 2003.

Re: the Asset Purchase Agreement, Note Purchase Agreement, Employment Agreement and Addendum thereto dated June 11, 2002 and the Amendment Agreement dated December 4, 2002 between Ideal Accents, Inc., Auto Conversions Inc. and Michael Patten (collectively referred to herein as "The Agreements").

WHEREAS the parties to the Agreements have mutually agreed to terminate the Agreements

NOW THEREFORE, in consideration of the mutual representation, warranties and agreement set forth herein, the parties hereto hereby agree as follows:

     1. Effective as of the date hereof each of the parties hereto agrees that the Agreements are hereby cancelled and of no further force and effect.

     2. In consideration of the sum of One Dollar delivered by each party to each of the other parties the receipt of which is hereby acknowledged, each of the parties do hereby release and discharge each of the other parties and their officers, directors and shareholders as the case may be from any and all manner of actions, causes of actions and claims for damages of any kind and description, from the date hereof, including but limited to claims arising from the Agreements or any relationship between the parties that have taken place in anticipation of the completion of the Agreements.

     3. This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Nothing expressed or implied herein is intended or will be construed to confer upon or to give any other person any rights or remedies by virtue hereof.

     4. No party shall assign this Agreement or any rights, interests or obligations hereunder. or delegate performance of any of its obligations hereunder, without the prior written consent of the other party.

     5. This Agreement shall be governed by and interpreted in accordance with the laws of Michigan without reference to its principles of conflicts of laws.

     6. This Agreement constitutes the entire agreement and understanding of the parties in respect of any subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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IN WITNESS WHEREOF, the parties have duly executed this Termination Agreement as of  the  date  first  above  written.

IDEAL  ACCENTS,  INC.

By:  /s/  Joseph  O'Connor
     ----------------------
Title:     CEO
       --------------------

AUTO  CONVERSIONS,  INC.

By:     /s/ Michael  Patten
     ----------------------
Title:     President
       --------------------


/s/  Doreen  Ralston                         /s/  Michael  Patten
---------------------------                  ---------------------
     Witness                                   Michael Pat

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